UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: May 25, 2007
(Date of earliest event reported)
COMPREHENSIVE CARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 West Dr. Martin Luther King Jr. Boulevard
Suite 101
Tampa, Florida	33607

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 288-4808
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.
On January 26, 2007, we entered into an amended and restated Agreement and Plan of Merger (the “Merger Agreement”) with Hythiam, Inc. and HCCC Acquisition Corporation, newly formed wholly owned subsidiary of Hythiam. The material terms of the Merger Agreement were previously disclosed in our Form 8-K/A filed on January 31, 2007. On May 25, 2007, we and the other parties to the Merger Agreement mutually agreed to terminate the Merger Agreement effective on that date. In addition, effective with the termination, the parties released and discharged the other parties from any and all liabilities and further obligations arising under the Merger Agreement. A copy of the Termination Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
On May 25, 2007, we terminated the Agreement and Plan of Merger with Hythiam, Inc. and HCCC Acquisition Corporation, pursuant to the terms described in Item 1.01 of this report, incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Termination Agreement dated May 25, 2007 by and among Hythiam, Inc., Comprehensive Care Corporation, and HCCC Acquisition Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION
By:	/s/ Robert J. Landis
	Name:	Robert J. Landis
	Title:	Chairman of the Board, Chief Financial Officer and Treasurer

Date: May 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Agreement dated May 25, 2007 by and among Hythiam, Inc., Comprehensive Care Corporation, and HCCC Acquisition Corporation.

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